EXHIBIT 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

GOODNESS GROWTH HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Subordinate Voting Shares, no par value	457(c)	15,000,000		$0.14	(2)	$2,100,000	(0.00011020)	$231
Equity	Subordinate Voting Shares Underlying Notes	457(c)	80,670,773	(3)	$0.14	(2)	$11,293,908	(0.00011020)	$1,245
Equity	Subordinate Voting Shares Underlying Warrants	457(g)	6,250,000		$0.145	(4)	$906,250	(0.00011020)	$100

	Total Offering Amounts		101,920,773				$14,300,158		$1,576
	Total Fee Offsets								$0
	Net Fee Due								$1,576

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement also covers an indeterminate number of additional subordinate voting shares, no par value (the “Subordinate Voting Shares”) that may be offered and issued to prevent dilution resulting from share dividends, share splits, reverse share splits, combinations of shares, spin-offs, recapitalizations, mergers or similar capital adjustments.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act based on the average high and low prices reported for the registrant’s Subordinate Voting Shares as reported on the Canadian Securities Exchange on August 1, 2023, as converted into U.S. dollars at the exchange rate of CAD $0.7524 = US $1.00, which was the daily average exchange rate on such date as reported by the Bank of Canada.

(3) The amount registered consists of up to 80,670,773 shares of Subordinate Voting Shares of the Company that may be issued upon conversion of the Convertible Notes, which reflects capitalized paid-in-kind interest of 6.0 percent per year through the term of the Convertible Notes and assumes payment of the cash interest rate at an annual rate of 6.0 percent per year.

(4) Based on the price at which the Warrants may be exercised.  Calculated in accordance with Rule 457(g) under the Securities Act, or the highest of the following: (1) the price at which the warrants or rights may be exercised; (2) the offering price of securities of the same class included in the registration statement; or (3) the price of securities of the same class, as determined in accordance with paragraph (c) of this section.